AGREEMENT AND PLAN OF MERGER

                                                   BY AND BETWEEN

                                             BAYMARK TECHNOLOGIES, INC.,

                                               BT Acquisitions, Inc.,
                                                         and

                                                    JIG JIG, LLC,













                                                  December 16, 2005








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                                                      TABLE OF CONTENTS



ARTICLE I             Definitions..............................................1



ARTICLE II        Transactions; Terms of Merger; Manner of Converting Shares...8

         2.1      Merger.......................................................8

         2.2      Time and Place of Closing....................................8

         2.3      Effective Time...............................................8

         2.4      Certificate of Merger........................................5

         2.5      Charter......................................................8

         2.6      Bylaws.......................................................8

         2.7      Directors and Officers.......................................8

         2.8      Conversion of Shares.........................................9

         2.9      Exchange of Shares...........................................9

         2.10     Rights of Former JIGJIG Stockholders.........................9

         2.11     Legending of Shares.........................................10

         2.12     Fractional Shares...........................................10

         2.13     Lost, Stolen or Destroyed Certificates......................10



ARTICLE III           Representations and Warranties of BYMT AND PURCHASER....10

         3.1      Organization; Standing and Power............................11

         3.2      Authorization; Enforceability...............................11

         3.3      No Violation or Conflict....................................11

         3.4      Consents of Governmental Authorities and Others.............11

         3.5      Conduct of Business.........................................11

         3.6      Litigation..................................................12

         3.7      Brokers.....................................................12

         3.8      Compliance..................................................12

         3.9      Charter, Bylaws and Corporate Records.......................13

         3.10     Subsidiaries and Investments................................13



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         3.11     Capitalization..............................................13

         3.12     Rights, Warrants, Options...................................13

         3.13     Commission Filings and Financial Statements.................14

         3.14     Absence of Undisclosed Liabilities..........................14

         3.15     Real Property...............................................14

         3.16     List of Accounts and Proxies................................14

         3.17     Personnel...................................................14

         3.18     Employment Agreements and Employee Benefit Plans............15

         3.19     Tax Matters.................................................15

         3.20     Material Agreements.........................................17

         3.21     Guaranties..................................................18

         3.22     Absence of Certain Business Practices.......................18

         3.23     Disclosure..................................................18



ARTICLE IV            Representations and Warranties of JIG...................18

         4.1      Organization................................................18

         4.2      Authorization; Enforceability...............................19

         4.3      No Violation or Conflict....................................19

         4.4      Consents of Governmental Authorities and Others.............19

         4.5      Brokers.....................................................19

         4.6      Charter, Bylaws and Corporate Records.......................19

         4.7      Subsidiaries and Investments................................19

         4.8      Capitalization..............................................20

         4.9      Rights, Warrants, Options...................................20



ARTICLE V             Additional Agreements...................................20

         5.1      Survival of the Representations and Warranties..............20

         5.2      Investigation...............................................20

         5.3      Indemnification.............................................21

         5.4      Indemnity Procedure.........................................21



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ARTICLE VI            Closing; Deliveries; Conditions Precedent...............22

         6.1      Closing; Effective Date.....................................22

         6.2      Deliveries..................................................22

         6.3      Conditions Precedent to the Obligations of JIGJIG...........23

         6.4      Conditions Precedent to the Obligations of BYMT.............25

         6.5      Best Efforts................................................25

         6.6      Termination.................................................25



ARTICLE VII           Covenants...............................................26

         7.1      General Confidentiality.....................................26

         7.2      Continuing Obligations......................................27

         7.3      Satisfaction of Certain Outstanding Payables................27

         7.4      Tax Matters.................................................27

         7.5......No Reverse Covenant     ....................................28


ARTICLE VIII          Miscellaneous...........................................28

         8.1      Notices.....................................................28

         8.2      Entire Agreement; Incorporation.............................29

         8.3      Binding Effect..............................................29

         8.4      Assignment..................................................29

         8.5      Waiver and Amendment........................................29

         8.6      No Third Party Beneficiary..................................29

         8.7      Severability................................................29

         8.8      Expenses....................................................30

         8.9      Headings....................................................30

         8.10     Other Remedies; Injunctive Relief...........................30

         8.11     Counterparts................................................30

         8.12     Remedies Exclusive..........................................30

         8.13     Jurisdiction and Venue......................................30

         8.14     Participation of Parties....................................27

         8.15     Further Assurances..........................................31

         8.16     Publicity...................................................31

         8.17................................................................ 31

         8.18 ............................................................... 31


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                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of November __, 2005, by and among JIGJIG, LLC, an Ohio Limited Liability Company ("JIG, LLC"); BAYMARK TECHNOLOGIES, INC., a Utah corporation ("BYMT"); BYMT and BT Acquisitions, Inc., a Colorado corporation (the "Purchaser").

                              W I T N E S S E T H:

                                    Preamble

         The respective Boards of Directors of BYMT and Purchaser and Manager of JIG are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective interest holders. This Agreement provides for the acquisition of JIG by BYMT pursuant to the merger of Purchaser with JIG. At the effective time of such merger, the outstanding shares of the capital stock of JIG shall be converted into the right to receive shares of the interest of BYMT. As a result, the interest holders of JIG shall become interest holders of BYMT and JIG shall merge its business and operations with a wholly owned subsidiary of BYMT. The transactions described in this Agreement are subject to the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

         NOW,   THEREFORE,   in  consideration  of  the  above  and  the  mutual
warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE I

                                   Definitions

         In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

         "Affiliate" shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any Series of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any Series of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.


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         "Agreement"  shall mean this Agreement and Plan of Merger together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

         "BYMT" shall mean Baymark Technologies, Inc., a Utah corporation.

         "BYMT Interest" shall mean the shares of interest, no par value per share, of BYMT, as further described in Section 3.11.

         "Certificates" shall have the meaning set forth in Section 2.8.

         "Closing" shall have the meaning set forth in Section 2.2.

         "Closing Date" shall mean the date that the Closing takes place.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall mean the United States Securities and Exchange
          Commission.


         "Consideration  Shares"  shall  have the  meaning  set forth in Section
           2.7(c).

         "Effective Time" shall have the meaning set forth in Section 2.3.

         "Employee  Benefit  Plans"  shall have the meaning set forth in Section
          3.18.

         "Environmental Laws" shall have the meaning set forth in Section 3.22.

         "ERISA" shall have the meaning set forth in Section 3.18.

          "Financial Statements of BYMT" shall mean (i) the unaudited balance sheet and the unaudited statements of income, cash flow and retained earnings of BYMT for the three (3) month period ended October 31, 2005, and (ii) the audited balance sheet and the audited statements of income, cash flow and retained earnings of BYMT for the fiscal year ended July 31, 2005, including in each such case any related notes, each prepared according to GAAP consistently applied with prior periods, except as set forth on Schedule 3.13.

         "GAAP" shall have the meaning set forth in Section 3.13.

         "Guaranty" shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.


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         "Indemnified Party" shall have the meaning set forth in Section 5.4.

         "Indemnifying Party" shall have the meaning set forth in Section 5.4.

         "Intellectual Property" shall mean the rights to any patent, trademark, copyright, service mark, invention, software, software code, trade secret, technology, product, composition, formula, method or process.

         "Investments" shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

         "Knowledge" shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer or director of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such investigation and inquiry as such senior officer, director or responsible Person would under such similar circumstances make.

         "Law" and "Laws" shall have the meaning set forth in Section 3.19.

         "Liabilities" shall have the meaning set forth in Section 3.14.

         "Litigation" shall have the meaning set forth in Section 3.6.

         "Material Adverse Effect" shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of BYMT or JIG, as applicable.

         "Material BYMT Agreements"  shall have the meaning set forth in Section
          3.20.

         "Merger" shall have the meaning set forth in Section 2.1.

         "Merger  Consideration"  shall  have the  meaning  set forth in Section
          2.7(c).

         "Outstanding  BYMT Shares"  shall have the meaning set forth in Section
          3.11.


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         "Outstanding  JIG Interest" shall have the meaning set forth in Section
          4.8.

         "Periodic Reports" shall have the meaning set forth in Section 3.13.

         "Person" shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

         "Purchaser" shall mean BT Acquisitions, Inc., a Colorado corporation

         "Purchaser Documents" shall have the meaning set forth in Section 3.2.

         "JIG" shall mean JIGJIG, LLC, a Ohio Limited Liability Company.

         "JIG Interest" shall have the meaning set forth in Section 4.8.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Subsidiary" of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

         "Surviving   Corporation"   shall  mean   Purchaser  as  the  surviving
corporation resulting from the Merger with Purchaser

         "Tax" and "Taxes" shall have the meaning set forth in Section 3.19.

         "Tax Returns" shall have the meaning set forth in Section 3.19.

          "Transaction" shall have the meaning set forth in Section 2.1.

         The words "hereof", "herein" and "hereunder" and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.


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                                   ARTICLE II

           Transactions; Terms of Merger; Manner of Converting Shares

         2.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Purchaser shall merge with JIG in accordance with the provisions of the Laws of the States of Colorado and Ohio and with the effect provided for therein (the "Merger"). As a result of the Merger, the separate corporate existence of Purchaser and JIG shall cease and BT Acquisitions, Inc. (Purchaser) shall be the Surviving Corporation resulting from the Merger and shall and remain a wholly owned Subsidiary of BYMT and shall continue to be governed by the laws of the State of Colorado, JIG shall be merged into Purchaser. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Manager of JIG and the Boards of Directors of Purchaser and BYMT and, by BYMT, as the sole shareholder of Purchaser, and by the interest holders of JIG. After merger BT (Purchaser) shall be the sole wholly owned subsidiary of BYMT.

         2.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the "Closing") will take place at 10:00 A.M. on the date that the Effective Time occurs or at such other time as the parties, acting through their authorized officers, may mutually agree. The Closing shall be held at the offices of Michael A. Littman, 7609 Ralston Road, Arvada, CO 80002, or at such other location as may be mutually agreed upon by the parties. Closing will occur through exchange of documents by Federal Express, disbursement of cash delivery of certificates and filing of a Certificate of Merger in Ohio and Colorado, with Secretary of State.

         2.3 Merger Effective Time. The Merger contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the States of Colorado and Ohio (the "Effective Time"). The other transactions contemplated herein shall be effective as soon as the consideration required hereby has been delivered.

         2.4 Certificate of Merger. The Certificate of Merger or Statement of Merger required by Ohio and Colorado Law by and between BT and JIG

         2.5 Charter.  The Certificate of  Incorporation  of Purchaser in effect
immediately   prior  to  the  Effective   Time  shall  be  the   Certificate  of
Incorporation of the Surviving Corporation until duly amended or repealed.

         2.6 Bylaws. The Bylaws of Purchaser in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

         2.7 Directors and Officers. The managers of JIG in office immediately prior to the Effective Time, together with such additional Persons as may thereafter be elected, shall serve as the officers and directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         2.8 Conversion Shares. Subject to the provisions of this Article II, at the Effective Time, by virtue of the Merger and without any action on the part of BYMT, JIG or Purchaser or Shareholder or the interest holders of any of the foregoing, the interests and shares of the constituent entities shall be converted or exchanged as follows:

     (a) Each share of capital stock of BYMT issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time, however 30,000,000 new shares of common stock of BYMT shall be issued to effectuate the transactions contemplated herein.

     (b) All of JIG interests issued and outstanding immediately prior to the Effective Time shall be converted into shares of the Surviving Corporation by virtue of the merger with BT Acquisitions, Inc. (Purchaser).

     (c) BYMT and Purchaser hereby agree that at the time of the Merger of JIG and Purchaser, BYMT shall issue 30,000,000 shares of its common stock in consideration of the delivery of 100% of JIG interests to Purchaser.

     (d) 100% of JIG's ownership interests issued and outstanding immediately prior to the Effective Time shall be exchanged for the right to receive 30,000,000 shares of common stock of BYMT in the aggregate, (the "Exchange Ratio") (hereinafter such BYMT shares shall be referred to as the "Consideration Shares" or the "Merger Consideration"). The Consideration Shares shall, be issued and delivered at closing, ratably based upon the interest holders proportionate ownership of JIG prior to the merger, to the interest holders of JIG in accordance with the terms hereof, and will be fully paid, validly issued and non-assessable, but shall not be registered securities under the Securities Act of 1933, as amended, (the "Securities Act") pursuant to a valid exemption thereunder.

     (e) BYMT shall own, after completion of the transactions contemplated herein, 100% of the issued and outstanding shares of surviving corporation. (BT Acquisitions, Inc. or Purchaser).

         2.9 Exchange of Shares. At the Closing, the interest holders of JIG shall surrender each certificate or certificates which represented JIG's interest immediately prior to the Effective Time (the "Certificates") and shall promptly upon surrender thereof receive in exchange therefore the number of whole Consideration Shares issuable in respect of all shares of JIG's interest held by such JIG interest holder (rounded to the nearest share) as set forth in
2.7 (d) above. BYMT shall not be obligated to deliver the consideration to which a JIG interest holder is entitled as a result of the Merger until such Person surrenders its Certificate or Certificates for exchange as provided in this
Section 2.8. Any other provision of this Agreement notwithstanding, neither BYMT nor the Surviving Corporation shall be liable to an interest holder of JIG for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

         2.10 Rights of Former JIG Interest Holders. At the Effective Time, the interest transfer books of JIG shall be closed as to holders of JIG Interest immediately prior to the Effective Time and no transfer of JIG Interest by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.8, each Certificate theretofore representing shares of JIG Interest shall from and after the
Effective Time represent for all purposes only the right to receive the consideration provided in Section 2.7 (d) in exchange therefore. Whenever a dividend or other distribution is declared by BYMT on the BYMT stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of BYMT stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of BYMT shares as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 2.8. However, upon surrender of such Certificate, both the BYMT stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends payable in respect thereof (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

         2.11 Legending of Securities. Each certificate for BYMT shares to be issued to the JIG interest holders as part of the Merger Consideration shall bear substantially the following legend:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED,
TRANSFERRED, PLEDGED. OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT, IN THE CIRCUMSTANCES, REQUIRED UNDER SAID ACT".

         2.12 Fractional Shares. Notwithstanding any other provision of this Agreement, if the Sellers would otherwise have been entitled to receive a fraction of a share of BYMT shares (after taking into account all certificates delivered by the JIG interest holders), the number of shares issuable to the JIG interest holder shall be rounded up to the next whole number.

         2.13 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such JIG interest holder (setting forth the interest JIG Interest represented by such lost, stolen or destroyed Certificates), BYMT shall issue to such JIG interest holder the Consideration Shares to which such JIG interest holder is entitled.

                                   ARTICLE III

              Representations and Warranties of BYMT, and Purchaser

         In order to induce JIG to enter into this Agreement and to consummate the transactions contemplated hereby, BYMT, Purchaser (as defined in Article I above), jointly and severally, make the representations and warranties set forth below to JIG.

         3.1 Organization; Standing and Power. BYMT is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. BYMT and Purchaser have all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. BYMT and Purchaser have all corporate right, power and authority to own or lease and operate their assets, and to conduct their business as presently conducted. BYMT and Purchaser are duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of their properties or the conduct of its business requires such qualification.

         3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by BYMT and Purchaser and all other agreements to be executed, delivered and performed by BYMT and Purchaser pursuant to this Agreement (collectively, the "Purchaser Documents") and the consummation by BYMT, Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of BYMT and Purchaser as applicable. This Agreement and the Purchaser Documents have been duly executed and delivered by BYMT and Purchaser and constitute the legal, valid and binding obligation of BYMT and Purchaser enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

         3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the Purchaser Documents by BYMT and Purchaser, and the consummation by BYMT, and Purchaser of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of BYMT or Purchaser's Articles or Certificate of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of BYMT or Purchaser pursuant to any instrument or agreement to which BYMT or Purchaser is a party or by which BYMT or Purchaser or their respective properties may be bound or affected.

         3.4 Consents of Governmental Authorities and Others. No consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by BYMT, and Purchaser in connection with the execution, delivery or performance of this Agreement by BYMT, and Purchaser or the consummation by BYMT, and of the transactions contemplated hereby.

         3.5 Conduct of Business. Except as disclosed on Schedule 3.5 hereto, since July 31, 2005, BYMT has conducted no active businesses in the ordinary and usual course consistent with past practices and there has not occurred any adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of BYMT, and no such change is threatened. Without limiting the generality of the foregoing, since July 31, 2005, except as provided in this Agreement, BYMT has not: (a) amended its Articles of Incorporation or Bylaws except as to a reverse split of its issued and outstanding common shares of one for 10, however shareholders have authorized of a name change and Series A Preferred shareholders have authorized an Amendment to the Designation of Rights and Privileges of Series A Preferred Stock to provide a conversion privilege of 16 shares of common stock for each one share of Series A Preferred Stock outstanding and other amendments pertinent thereto; (b) issued, sold or authorized for issuance or sale, shares of any Series of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, business or prospects; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a Material Agreement, or amended or terminated any existing Material Agreement; (j) been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority;
(k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) experienced any other event or condition of any character which has had or to BYMT's could reasonably be expected to have a Material Adverse Effect on BYMT.

         3.6 Litigation. There are no actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the Knowledge of BYMT, and Purchaser threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting BYMT or Purchaser (as plaintiff or defendant) or (b) against BYMT, and Purchaser relating to BYMT's Interest or the transactions contemplated by this Agreement and there exist no facts or circumstances to the Knowledge of BYMT, and Purchaser creating any reasonable basis for the institution of any Litigation against BYMT, and Purchaser.

         3.7 Brokers. Neither BYMT or JIG, and Purchaser has employed any broker or finder, and none of them has incurred or will incur, directly or indirectly, any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Purchaser Documents.

         3.8 Compliance. BYMT and Purchaser are in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to BYMT and Purchaser and their respective assets and properties, including, without limitation, those relating to (a) the registration and sale of the BYMT Interest, (b) the establishment of a public trading market for the BYMT Interest, and (c) the public trading of the BYMT Interest. BYMT and Purchaser are not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

         3.9 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a) the Articles of Incorporation of BYMT and Purchaser, as amended and in effect on the date hereof, (b) the Bylaws of BYMT and Purchaser, as amended and in effect on the date hereof, and (c) the minute books of BYMT and Purchaser (containing all corporate proceedings from the date of incorporation) have been furnished to JIG. Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of BYMT and Purchaser from the date of its incorporation to the date hereof which were memorialized in writing. No actions have been taken since the date of BYMT or Purchaser's incorporation that are not memorialized in writing.

         3.10 Subsidiaries and Investments. BYMT has only one Subsidiaries or Investments. BYMT owns one hundred percent (100%) of the issued and outstanding capital stock of the Subsidiary BT Acquisitions, Inc..

         3.11 Capitalization. The authorized capital stock of BYMT consists of 150,000,000 shares of stock, of which 661,572 shares are issued and outstanding (the "Outstanding BYMT Shares") and 1,000,000 shares of Series A Preferred Stock are authorized, issued and outstanding which are convertible to units as set forth in the Designation of Preferences as amended. All shares of Outstanding BYMT common and Series A stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. No securities issued by BYMT from the date of its incorporation to the date hereof were issued in violation of any statutory, contractual or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of BYMT. All taxes required to be paid in connection with the issuance and any transfers of BYMT's capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all common and Series A Preferred issuances of securities of BYMT from the date of BYMT's incorporation to the date hereof have been obtained or effected and all securities of BYMT have been issued and are held in accordance with the provisions of all applicable securities or other laws. Series B Preferred Stock as carried on the books is being cancelled since it was conditionally issued for consideration for a casino license never approved by Nevada Gaming Commission. The Consideration Shares shall, upon issuance and delivery to the JIG interest holders in accordance with the terms hereof, be fully paid, validly issued and non-assessable, but shall not be registered securities under the Securities Act of 1933. There are no registration rights outstanding which relate to the Outstanding BYMT shares and, to the Knowledge of BYMT, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any Series of BYMT or with respect to any equity security, partnership interest or similar ownership interest of any Series of any of its Subsidiaries, except as provided herein or in the Amendment to the Designation of Preferences Rights and Privileges of Series A Preferred Stock.

         3.12 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of BYMT or Purchaser except that Series A Preferred Stock is convertible to units consisting of common shares and warrants as set forth in the Designation of Preferences of Series A. (b) options, warrants, subscriptions, puts, calls, or other rights to acquire capital stock or other equity interests of BYMT or Purchaser; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by BYMT or Purchaser of any capital stock or other equity interests of BYMT or Purchaser, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

         3.13 Commission Filings and Financial Statements. All of the Periodic Reports of BYMT required to satisfy the information requirements of Section 13 of the Exchange Act have been filed with the Commission, and have been true, accurate and complete in all material respects and have been filed in compliance with the requirements of the Exchange Act. The Financial Statements of BYMT: (a) have been prepared in accordance with the books of account and records of BYMT;
(b) fairly present, and are true, correct and complete statements in all material respects of BYMT's financial condition and the results of its operations at the dates and for the periods specified in those statements; and
(c) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied with prior periods.

         3.14 Absence of Undisclosed Liabilities. Other than as disclosed by the Periodic Reports, the Financial Statements of BYMT or as disclosed on Schedule 3.20, BYMT and Purchaser do not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement ("Liabilities BYMT and Purchaser do not have any Liabilities other than Liabilities fully and adequately reflected in the Periodic Reports or the Financial Statements of BYMT or as listed on Schedule 3.20 which shall all be paid at closing. BYMT and Purchaser have no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of BYMT or Purchaser, except as set forth on Schedule 3.20.

         3.15 Real Property and Mineral Leases. BYMT and Purchaser do not own any fee simple interest in real property nor any mineral leases. BYMT and Purchaser do not lease, sublease, or have any other contractual interest in any real property.

         3.16 List of Accounts. Set forth on Schedule 3.16 is: (a) the name and address of each bank or other institution in which BYMT or Purchaser maintains an account (cash, securities or other) or safe deposit box; (b) the name and phone number of BYMT or Purchaser's contact person at such bank or institution;
(c) the account number of the relevant account and a description of the type of account; (d) the name of each person authorized by BYMT or Purchaser to effect transactions therewith or to have access to any safe deposit box or vault;

         3.17 Personnel. There is no incurred or accrued compensation of any officers, directors, consultants and employees of BYMT or Purchaser (including compensation paid or payable by BYMT under any employee benefit or option plans). There are no employee policies, employee manuals or other written statements of rules or policies as to working conditions, vacation and sick leave.

         3.18 Employment Agreements and Employee Benefit Plans. BYMT has not had any and does not have any defined contribution plan and it is not (and was never) part of a controlled group contributing to any defined contribution plan and is not and was never a party to any collective bargaining agreement or other employment contracts. BYMT has not, nor does it now contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any health, dental, vision, long term disability, short term disability, life insurance or other welfare benefits plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, and it is not now (and was never) a part of a controlled group with regard to any of the foregoing.

                  There are no complaints, charges, claims, allegations, grievances, or litigations pending or threatened which reflect or pertain to:
(i) any federal, state or local labor, employment, anti-discrimination, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, harassment, discrimination, breach of employment contract or employment-related tort; or (iii) any employment agreement, restrictive covenant, non-competition agreement or employee confidentiality agreement, which, in any such case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on BYMT.

3.19     Taxes.

         (a) BYMT has properly prepared and timely filed all Tax Returns (as defined below) relating to any and all Taxes (as defined below) concerning or attributable to it or its operations for any period ending on or before the Closing Date and such Tax Returns are true, correct and complete in all material respects and have been completed in accordance with applicable Laws (as defined below).

         (b) All Taxes (whether or not shown on any Tax Return) payable by BYMT have been fully and timely paid. The cash reserves or accruals for Taxes provided in the books and records of BYMT with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been established in accordance with GAAP and are, or prior to the Closing Date, will be, sufficient for all unpaid Taxes of BYMT through and including the Closing Date (including, without limitation, with respect to any Taxes resulting from the transactions contemplated by this Agreement).

         (c) Neither BYMT nor any Person on behalf of or with respect to BYMT has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of BYMT with respect to any Tax matter is currently in force.

         (d) BYMT is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and BYMT has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person or agreed to indemnify any other Person with respect to any Tax.

         (e) No Tax Return concerning or relating to BYMT or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and BYMT has not been notified of any request for such an audit or other examination. No claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to BYMT or its operations have not been filed that it is or may be subject to taxation by that jurisdiction.

         (f) BYMT has never been included in any consolidated, combined, or unitary Tax Return.

         (g) BYMT has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

         (h) Neither BYMT nor any other Person on behalf of and with respect to BYMT has (i) agreed to or is required to make any adjustments pursuant to
Section 481(a) of the Internal Revenue Code of 1986 ("Code") or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by BYMT and Purchaser have no Knowledge that the Internal Revenue Service ("IRS") has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of BYMT, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to BYMT or (iii) requested any extension of time within which to file any Tax Return concerning or relating to BYMT or its operations, which Tax Return has since not been filed.

         (i) No property owned by BYMT is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

         (j) BYMT is not subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

         (k) BYMT does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes or would be treated as a pass-through or disregarded entity for any Tax purpose.

         (l) BYMT has not constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

         (m) BYMT has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

                  The term "Law" or "Laws" as used in this Agreement shall mean any federal, state, local or foreign statue, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

                  The term "Tax" or "Taxes" as used in this Agreement shall mean
(i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (3) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

         The term "Tax Returns" as used in this Agreement shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

         3.20 Material Agreements. Schedule 3.20 sets forth a list of all material written and oral contracts or agreements relating to BYMT or Purchaser, including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance; (iii) agreement which restricts BYMT or Purchaser from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of BYMT or Purchaser (collectively, and together with the BYMT Leases, employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material BYMT Agreements"). Neither BYMT nor Purchaser has received notice of any pending or threatened Litigation relating to any of the Material BYMT Agreements.

         3.21 Guaranties. BYMT and Purchaser are not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of BYMT or Purchaser.

         3.22 Absence of Certain Business Practices. None of Purchaser, nor BYMT, nor any Affiliates thereof nor, to the Knowledge of each, any other Person acting on behalf of BYMT, has with respect to the business or activities of
BYMT: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom BYMT has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of BYMT (or assist BYMT in connection with any actual or proposed transaction) which (i) may subject BYMT to any material damage or any penalty in any Litigation, (ii) if not given in the past, may have had a Material Adverse Effect on the assets, business or operations of BYMT as reflected in the Periodic Reports or Financial Statements of BYMT or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of BYMT or subject BYMT to suit or penalty in any private or governmental litigation or proceeding.

         3.23 Disclosure. No representation or warranty of BYMT and Purchaser contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of BYMT, Purchaser to JIG or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide JIG with full and proper information as to the business, financial condition, assets, liabilities, results of operation or prospects of BYMT or Purchaser and the value of their properties or the ownership of BYMT or Purchaser.

                                   ARTICLE IV

                      Representations and Warranties of JIG

         In order to induce BYMT and Purchaser to enter into this  Agreement and
to   consummate   the   transactions   contemplated   hereby,   JIG   makes  the
representations and warranties set forth below to BYMT and Purchaser.

         4.1 Organization. JIG is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Ohio. JIG is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on JIG. JIG has the requisite power and authority to (a) own or lease and operate its properties and (b) conduct its business as presently conducted.

         4.2 Authorization; Enforceability. JIG has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by JIG pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of JIG, assuming the due authorization, execution and delivery of this Agreement by BYMT, and Purchaser enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principals of equity.

         4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other documents contemplated hereby by JIG, and the consummation by JIG of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of JIG's Certificate of Organization or Bylaws; and
(b) do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of JIG pursuant to any instrument or agreement to which JIG is a party or by which JIG or its properties may be bound or affected.

         4.4 Consents of Governmental Authorities and Others. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by JIG in connection with the execution, delivery or performance of this Agreement by JIG or the consummation by them of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the JIG.

         4.5 Brokers. JIG has not employed any broker or finder, and has not incurred and will not incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement.

         4.6 Charter Records. A true, correct and complete copy of (a) the Certificate of Organization of JIG, as amended and in effect on the date hereof, and (b) the Operating Agreement of JIG, as amended and in effect on the date hereof, have been furnished.

         4.7      Subsidiaries and Investments.  JIG has no Subsidiaries or
Investments.

         4.8 Capitalization. JIG will have issued and outstanding 100 units of interest (the "Outstanding JIG Interest"). The Outstanding JIG Interest shall constitute one hundred percent (100%) of the issued and outstanding capital of JIG. The Outstanding JIG Interest is owned by its interest holders will be in the amounts set forth on Schedule A. All of the Outstanding JIG Interests will have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. No securities issued by JIG from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. All taxes required to be paid in connection with the issuance and any transfers of JIG's capital have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of JIG from the date of its incorporation to the date hereof have been obtained or effected and all securities of JIG have been issued and are held in accordance with the provisions of all applicable securities or other laws.

         4.9 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of JIG; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of JIG; or (c)
Commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by JIG of any capital stock or other equity interests of JIG, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

                                    ARTICLE V

                              Additional Agreements

         5.1 Survival of the Representations and Warranties. The representations and warranties contained in Sections 3.1, 3.2, 3.12, 3.13 and 3.14 and the covenants in Section 7.1 and 7.3 shall survive the Closing and remain in effect indefinitely. The representations and warranties contained in Section 3.23 (relating to environmental matters) shall survive the Closing until the expiration of three (3) years from the Closing Date. The representations and warranties contained in Section 3.19 (relating to taxes) shall survive the Closing until the later of the expiration of twenty four months from the Closing Date or the expiration of the last day of the statute of limitations applicable to any action against BYMT based upon the non-payment of taxes, or other violation of the Code, which occurred prior to the Closing Date. Except as set forth above, the representations and warranties and covenants of BYMT and Purchaser, contained in this Agreement shall survive the Closing until the expiration of twenty-four months from the Closing Date. No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Section 5.1

         5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

         5.3 Indemnification. BYMT agrees to indemnify and hold harmless JIG, and each of JIG's directors, officers and employees, from and against any losses, damages, costs or expenses (including reasonable legal fees and expenses) which are caused by or arise out of (i) any breach or default in the performance by any of BYMT and Purchaser of any covenant or agreement made by any of them in this Agreement; (ii) any breach of any Representation or Warranty made by any of BYMT and Purchaser in this Agreement;

         5.4 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

(a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the

Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

(c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

         With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

                                   ARTICLE VI

                    Closing; Deliveries; Conditions Precedent

         6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

         6.2      Deliveries

             (a) At Closing, BYMT shall deliver the following documents to JIG:

                  (1)      the certificates representing the Consideration
                           Shares;

                  (2) the written resignation of all BYMT officers and directors from all of their positions as BYMT directors and/or officers, officers resignations to be effective upon Closing, and directors to be effective ten days after mailing of Notice pursuant to Section 14f of the Securities Exchange Act of 1934.

                  (3) the corporate books of BYMT, including its minutes, Stockholders List, Articles of Incorporation, Bylaws and corporate minutes approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

                  (4) certificates issued by the Secretary of State of Utah, as of a recent date, as to the good standing of BYMT in its jurisdiction of incorporation.

                  (5) certificates issued by the Secretary of State of Colorado, as of a recent date, as to the good standing of Purchaser in its jurisdiction of incorporation.

                  (6) a certificate, dated the Closing Date, of an officer of BYMT setting forth that authorizing resolutions were adopted by BYMT and Purchaser's Boards of Directors, approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

                  (7) the consents of any third party including, but not limited to, parties to any of the Material Agreements whose consent is required under the terms of any such Material Agreement or otherwise;

                  (8)      the certificates referred to in Section 6.3(d);

                  (9) such other documents and instruments as JIG may reasonably request.

             (b)  At Closing, JIG shall deliver the following documents to BYMT:

                  (1) the Assignments of JIG Interest to be delivered to BYMT;

                  (2) a Certificate of Organization the Secretary of State of the State of Ohio, dated in 2005;

                  (3) a certificate, dated the Closing Date, of manager of JIG setting forth that authorizing resolutions were adopted by JIG's interest holder, approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

                  (4)      the certificates referred to in Section 6.4(d); and

                  (5) such other documents and instruments as BYMT may reasonably request.


         6.3 Conditions Precedent to the Obligations of JIG. Each and every obligation of JIG to consummate the transactions described in this Agreement and any and all liability of JIG to BYMT shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

             (a) Representations and Warranties True. Each of the representations and warranties of BYMT and Purchaser contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

             (b) Performance. BYMT and Purchaser shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

             (c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of BYMT or Purchaser.

             (d) BYMT's Certificate. BYMT shall have delivered to JIG a certificate dated the Closing Date, certifying that the conditions specified in
Section 6.3(a), (b) and (c) above have been fulfilled and as to such other matters as JIG may reasonably request.

             (e) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

             (f) Appointment. Messrs George Rozakis, William Rozakis, Jerry Kaeni and Igor Valyunin shall have been appointed to the Board of Directors of BYMT effective at the Closing. Jon Elliott shall resign as President effective immediately and as director effective 10 days after Notice under Section 14f of the Securities Exchange Act of 1934. Wesley Whiting and Redgie Green shall resign as Directors effective 10 days after Notice under 14f. George Rozakis shall be appointed as President, and William Rozakis shall be appointed as Secretary.

             (g) Consents. BYMT shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, those with respect to any Material BYMT Agreement.

             (h) Due Diligence Review. JIG shall have completed its due diligence investigation of BYMT and Purchaser to its satisfaction, in its sole and absolute discretion.

             (i) Opinion of Counsel. BYMT shall have obtained an opinion letter from counsel to BYMT addressed to JIG in form and substance reasonably acceptable to JIG, and such opinion shall not have been withdrawn.

         6.4 Conditions Precedent to the Obligations of BYMT. Each and every obligation of BYMT to consummate the transactions described in this Agreement and any and all liability of BYMT and Purchaser to JIG shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

             (a) Representations and Warranties True. Each of the representations and warranties of JIG contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

             (b) Performance. JIG shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

             (c) JIG's Certificate. JIG shall have delivered to BYMT, a certificate addressed to BYMT, dated the Closing Date, certifying that the conditions specified in Sections 6.4(a), and (b) above have been fulfilled.

             (d) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

             (e) Consents. JIG shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to, those with respect to any Material Agreement of JIG.

         6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

         6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated (i) at any time by the mutual consent of the parties hereto; (ii) by JIG, or by BYMT, if the Closing has not occurred on or prior to December 16, 2005 (such date of termination being referred to herein as the "Termination Date"), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by JIG at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of BYMT, and Purchaser in this Agreement are not in all material respects true, accurate and complete or if BYMT, and Purchaser breach in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to JIG's obligations to conduct the Closing have not been satisfied by the date required thereof; (iv) by BYMT at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of JIG in this Agreement are not in all material respects true, accurate and complete or if JIG breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to JIG's obligations to conduct the Closing have not been satisfied by the date required thereof. If this Agreement is terminated pursuant to this
Section 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement. Notwithstanding the preceding sentence, the respective obligations of the parties under Sections 7.1 shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, if the termination of this Agreement is a result of the willful misrepresentation, willful inaccuracy or omission in a representation, willful breach of warranty, fraud or any willful failure to perform or comply with any covenant or agreement contained herein, the aggrieved party shall be entitled to recover from the non-performing party all out-of-pocket expenses which such aggrieved party has incurred and the termination of this Agreement shall not be deemed or construed as limiting or denying any other legal or equitable right or remedy of such party.

                                   ARTICLE VII

                                    Covenants

         7.1 General Confidentiality. BYMT, and Purchaser acknowledge that the Intellectual Property and all other confidential or proprietary information with respect to the business and operations of JIG are valuable, special and unique assets of JIG. BYMT, and Purchaser or any agent of either shall not, at any time either before or after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to JIG, whether or not for BYMT, and Purchaser own benefit, without the prior written consent of JIG or unless required by law, including without limitation, (i) any of JIG's trade secrets, designs, formulae, drawings, Intellectual Property, diagrams, techniques, research and development, specifications, data, know-how, formats, marketing plans, business plans, budgets, strategies, forecasts or client data; (ii) information relating to the products developed by JIG, (iii) the names of JIG's customers and contacts, (iv) JIG's marketing strategies, (v) the names of JIG's vendors and suppliers, (vi) the cost of materials and labor, and the prices obtained for products or services sold (including the methods used in price determination, manufacturing and sales costs), (vii) the lists or other written records used in JIG's business, including compensation paid to employees and consultants and other terms of employment, production operation techniques or any other confidential information of, about or pertaining to the business of JIG, and, (viii) all tangible material that embodies any such confidential and proprietary information as well as all records, files, memoranda, reports, price lists, drawings, plans, sketches and other written and graphic records, documents, equipment, and the like, relating to the business of JIG, and (ix) any other confidential information or trade secrets relating to the business or affairs of JIG which BYMT and Purchaser may acquire or develop in connection with or as a result of their performance of the terms and conditions of this Agreement, excepting only such information as is already known to the public or which may become known to the public without any fault of BYMT and Purchaser or in violation of any confidentiality restrictions; provided, however, that the restrictions of this Section 7.1 shall not be applicable to BYMT and Purchaser in connection with such Parties' enforcement of its rights under this Agreement. BYMT and Purchaser acknowledge that JIG would not enter into this Agreement without the assurance that all such confidential and proprietary information will be used for the exclusive benefit of JIG.

         7.2 Continuing Obligations. The restrictions set forth in Section 7.1 are considered by the parties to be reasonable for the purposes of protecting the value of the business and goodwill of JIG. BYMT and Purchaser acknowledge that JIG would be irreparably harmed and that monetary damages would not provide an adequate remedy to JIG in the event the covenants contained in Section 7.1 were not complied with in accordance with their terms. Accordingly, BYMT and Purchaser agree that any breach or threatened breach by any of them of any provision of Section 7.1 shall entitle JIG to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies (including damages) which may be available to JIG. It is the desire and intent of the parties that the provisions of Section 7.1 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought. If any provision of Section 7.1 are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Section 7.1 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all reasonable attorney's fees and expenses incurred by the prevailing party in such action.

     7.3 Satisfaction of Certain Payment Debts, and Expenses of the Transaction. Upon the closing, The Regency Group, LLC shall arrange funding to BYMT, to pay payments due, debts and expenses of the Transaction in an aggregate amount of $475,000 including costs, with such payments being made by cashiers check from escrow to the entities or persons and in the amounts identified on Schedule 3.20 hereto. Such funding shall be through a Stock Subscription for additional Common Stock to be newly issued at $1.19 per share and/or Series A Preferred Stock as may be negotiated by an investor. All debts shall be satisfied and released at closing.

     7.4 Tax Treatment. Neither BYMT and Purchaser, nor JIG will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Code.

     7.5 No Reverse Covenant. The parties hereto agree to the continuing covenant surviving the closing under the Merger Agreement with JIG, which provides that for a two year period after closing under this Agreement, no actions will be taken by the Company or its shareholders which would reduce the number of outstanding shares of common stock, by reverse split, consolidation, reorganization or merger of the Company or any successor company (which shall be known as the "No-Reverse Covenant"). In the event that the "No-Reverse Covenant" is breached, it shall automatically constitute a grant by the Company of an immediate mandatory dividend to each shareholder as of December 1, 2005, for each share owned after the reverse split, consolidation, merger, or reorganization of outstanding shares, of a number of shares inversely proportional to the amount of the reverse split, except that shares subsequently retired to treasury or cancelled of record shall be excluded from the dividend, which shall be enforceable by any affected shareholder and the Company shall be taxed the costs and legal fees of any action to enforce such covenant.

                                  ARTICLE VIII

                                  Miscellaneous

         8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

                  If to BYMT, Purchaser or           Baymark Technologies, Inc.


                  With a copy to:                    Michael Littman, Esq.
                                                     7609 Ralston Road
                                                     Arvada, CO 80002
                                                     Phone: (303) 422-8127

                  If to JIG:
                                                         George W. Rozakis
                                                         25730 Lorain Rd.
                                                         North Olmsted, OH 44070

                                                         With a copy to:
                                                         William Rozakis
                                                         40 McIntosh Court
                                                         Malverne, NY 11565

                  Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

         8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

         8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

         8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

         8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

         8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

         8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

         8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

         8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

         8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties' sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement. Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.

         8.13 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of Jefferson County, Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Jefferson County, Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in Jefferson County, Colorado has been brought in an inconvenient forum.

         8.14 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         8.15 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the JIG Stock.

         8.16 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both JIG and BYMT as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party from making any filing required by federal or state securities laws or stock exchange rules.

         8.17 Concurrently with the closing hereunder and as condition hereof, Jon Elliott, holder of 300,000 common shares of BYMT, (post reverse split), will, for the sum of $5,000, sell and surrender such 300,000 common shares, for retirement to treasury of BYMT. Such shares shall be transmitted to Escrow Agent in certificate form, together with a Medallion Guaranteed signed stock power for such shares, for delivery and retirement to treasury upon payment of $5,000 to Jon Elliott. Such $5,000 shall be paid from proceeds as set forth in Section 7.3 hereof.

         8.18  Concurrent  with  Closing  hereunder,   BYMT  shall  issue  5,000
restricted common shares each to Wesley Whiting and Redgie Green for their services as directors of the Company.

                  IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                           BAYMARK TECHNOLOGIES, INC.


                                       By:______________________________________

                                Name: Jon Elliott
                                Title: President

                           JIGJIG, LLC


                                       By:______________________________________

                                Name:
                                Title: Manager

                           BT ACQUISITION, INC.


                                      By:_______________________________________

                                Name: Wesley Whiting
                                Title: President


                                  Jon Elliot (as to Section 8.17 only)


                                      ----------------------------------------

                                  Schedule 3.20


        San Remo, LLC               $225,000
        (Advances Repayment
        for Debit Purchase)

        Jon Elliott                         $100,000
        (Loan Repayment)

        Legal Fees                          $140,000


        Jaspers & Hall, PC                  $10,000  (estimated  - any  balance
                                                      unused  to be  added to
                                                      legal  fees  for  advances
                                                      to auditor)


        Jon Elliott                         $5,000
        Share Repurchase


        Oral or Material Contracts or Agreements
        None (other than as set forth above)

---------------------------------------------------------

---------------------------------------------------------

George Rozakis                                 3,521,964

Rozakis Family, LLC                            3,500,000

Igor Valyunin                                  7,266,667
---------------------------------------------------------

                                              26,000,000
---------------------------------------------------------



Alex Hatsis                                    2,000,000

---------------------------------------------------------

                                               4,000,000
---------------------------------------------------------


---------------------------------------------------------

Total Shares                                  30,000,000
---------------------------------------------------------

                       SCHEDULE 3.5 - Conduct of Business


No other business has or will be taken by the company other than the resolutions described in the Board Minutes authorizing this transaction and surrounding events approved by JIG.

                                  SCHEDULE 3.16

         None